EXHIBIT 99.5

MSX INTERNATIONAL, INC.

MSX INTERNATIONAL LIMITED
Offer for all Outstanding
11% Senior Secured Units due 2007
in Exchange for
11% Senior Secured Units due 2007
that Have Been Registered Under
the Securities Act of 1933,
As Amended

To Our Clients:

      Enclosed for your consideration is a Prospectus, dated                     , 2003 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of MSX International, Inc. and MSX International Limited (together the “Issuers”) to exchange its 11% Senior Secured Units due 2007 (the “New Units”), which have been registered under the Securities Act of 1933, as amended, for its outstanding 11% Senior Secured Units due 2007 (all such units being the “Existing Units”), upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated August 1, 2003, by and among the Issuers, the Guarantors as defined in the Registration Rights Agreement, and Jefferies & Company, Inc.

      This material is being forwarded to you as the beneficial owner of the Existing Units carried by us for your account or benefit but not registered in your name. A tender of such Existing Units may only be made by us as the registered holder and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Units held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Units on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2003, unless extended by the Issuers (the “Expiration Date”). Any Existing Units tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

      Your attention is directed to the following:

1. The Exchange Offer is for any and all Existing Units.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer— Terms of the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Existing Units from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in Prospectus and the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2003, unless extended by the Issuers.

      The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Existing Units in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

      If you wish to have us tender your Existing Units, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Existing Units held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of MSX International, Inc. and MSX International Limited with respect to its Existing Units, including the Prospectus and the Letter of Transmittal.

      This form will instruct you to tender the Existing Units held by you for the account or benefit of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

      Please tender the Existing Units held by you for my (our) account as indicated below:

Total Number of Existing Units

11% Senior Secured Units due 2007

Please do not tender any Existing Units held by you for my account.

Dated: _____________________, 2003

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

      None of the Existing Units held by us for your account or benefit will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Units held by us for your account or benefit.